EXHIBIT 11.1

                  STATEMENT RE : COMPUTATION OF EARNINGS PER SHARE

                                   (UNAUDITED)

                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    TWELVE WEEKS ENDED
                                              -----------------------------
                                               Nov. 22,            Nov. 23,
                                                 1997                1996
                                              ---------           ---------

PRIMARY:
Average shares outstanding                     151,697             150,243
Net effect of dilutive stock options,
   based on the treasury stock method,
   using average fair market value               2,126               2,151
                                              ---------           ---------
Total shares used in computation               153,823             152,394
                                              =========           =========

Net Income                                    $ 47,546            $ 37,975
                                              =========           =========
Per share amount                              $   0.31            $   0.25
                                              =========           =========


FULLY DILUTED:
Average share outstanding                      151,697             150,243
Net effect of dilutive stock options,
   based on the treasury stock method,
   using higher of average or ending
   fair market value                             2,126               2,151
                                              ---------           ---------
Total shares used in computation               153,823             152,394
                                              =========           =========

Net Income                                    $ 47,546            $ 37,975
                                              =========           =========

Per share amount                              $   0.31            $   0.25
                                              =========           =========